UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue South, New York, New York	10003

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
On March 9, 2010, Helios & Matheson North America Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that a deficiency exists with regard to NASDAQ Listing Rule 5550(a)(5) which requires a minimum market value of publicly held shares of $1,000,000. Based upon NASDAQ’s review of the Company’s market value of publicly held shares for the last 30 consecutive business days, the Company no longer meets this requirement. Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has a grace period of 180 calendar days from March 9, 2010 to regain compliance with the $1,000,000 minimum market value of publicly held shares requirement. In order to regain compliance, the market value of publicly held shares must close at $1,000,000 or more for a minimum of 10 consecutive business days during the 180 day grace period.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
EXHIBIT 99.1      Press Release, dated March 15, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON NORTH AMERICA INC.

By:	/s/ Salvatore M. Quadrino

Interim Chief Executive Officer and Chief Financial Officer
Date: March 15, 2010

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release, dated March 15, 2010